Exhibit 4.1

EXECUTION COPY

IMS HEALTH INCORPORATED

FIRST AMENDMENT

TO NOTE PURCHASE AGREEMENT

$150,000,000 Principal Amount

4.60% Senior Notes due 2008

Dated as of August 26, 2005

To the Holders of the Senior Notes

of IMS Health Incorporated

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of January 15, 2003 (the “Note Agreement”) among IMS Health Incorporated, a Delaware corporation (the “Company”), and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $150,000,000 aggregate principal amount of its 4.60% Senior Notes due 2008 (the “Notes”).  You are referred to herein individually as a “Holder” and collectively as the “Holders.”  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.

The Company has requested the modification of Section 10.2 (Subsidiary Indebtedness and Other Restrictions) and has agreed to add additional restrictions to Section 10.1(a) (Consolidated Total Debt to EBITDA).  The Holders have agreed to modify the Note Agreement on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1.             AMENDMENTS TO NOTE AGREEMENT

1.1.          Amendment of Section 10.1.  Section 10.1 of the Note Agreement is amended to read in its entirety as follows:

“10.1.     Certain Financial Conditions.

(a)   Consolidated Total Debt to EBITDA

(i)            The Company will not permit Consolidated Total Debt at any time to exceed 3.25 times EBITDA for the four consecutive Fiscal Quarters then most recently ended.

(ii)           If Consolidated Total Debt at any time exceeds 2.50 times EBITDA for the four consecutive Fiscal Quarters then most recently ended, then within 90 days thereafter you and the banks party to the Credit Agreement (the “Banks”) shall enter into an intercreditor agreement.  Such intercreditor agreement shall be on terms reasonably satisfactory to you and the Banks and shall provide, among other things, that following the occurrence of an event of default under this Agreement or the credit facility, any payment or proceeds received from the Company or any of its Subsidiaries in respect of any Indebtedness held by you or the Banks shall be shared on a ratable basis with the other parties to such intercreditor agreement.  For the avoidance of doubt, a failure to enter into a satisfactory intercreditor agreement within such 90 day period shall constitute an Event of Default under Section 11(c) of the Note Agreement.

(b)   Fixed Charges Coverage – The Company will not permit the ratio of EBITDA to Fixed Charges for any four consecutive Fiscal Quarters to be less than 1.50 to 1.00.”

1.2.          Amendment of Section 10.2.  Section 10.2(a) of the Note Agreement is amended to read in its entirety as follows:

“(a)         The Company will not at any time permit the aggregate amount of Indebtedness (other than Indebtedness owing to the Company or a Wholly-Owned Subsidiary) of all Subsidiaries, other than IMS Japan KK and IMS AG, to exceed $50,000,000; provided, however, that IMS Japan KK and IMS AG, collectively, may incur Indebtedness solely for the purposes of repatriating undistributed earnings in an aggregate amount not to exceed $500,000,000.”

1.3           Defined Terms.  Schedule B of the Note Agreement is amended as follows:

(a)           The following new definition is added to Schedule B, in the appropriate alphabetical order:

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“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 9, 2005, among IMS Japan K.K, the Company, IMS AG, the lenders party thereto, Wachovia Bank, National Association, as administrative agent, as such agreement may be amended, modified, supplemented, refinanced or replaced from time to time.

(b)           Subsection (f) of the definition of Indebtedness is amended to read in its entirety as follows:

“(f)          the net mark-to-market value of all obligations under Hedging Agreements.”

2.             REAFFIRMATION; AUTHORIZATION

2.1.          Reaffirmation of Note Agreement.  The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the amendments of such provisions effected by this First Amendment (the “Amendment”).

2.2.          No Default or Event of Default.  There currently exists, and after giving effect to this Amendment there will exist, no Default or Event of Default.

2.3.          Authorization.  The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Note Agreement and this Amendment each constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.             EFFECTIVE DATE

This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

3.1           Consent of Holders to Amendment.  Execution by the Holders of a majority of the aggregate principal amount of the Notes outstanding and receipt by the Holders of a counterpart of this Amendment duly executed by the Company.

3.2           Amendment Fee.  Each Holder shall have received payment of an amendment fee equal to 0.05% of the principal amount of the outstanding Notes held by such Holder.

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4.             MISCELLANEOUS

4.1.          Ratification.  The Note Agreement, as amended hereby, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

4.2.          Reference to and Effect on the Note Agreement.  Upon the final effectiveness of this Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the “Agreement,” “Note Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

4.3.          Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.4.          Governing Law.  This Amendment shall be governed by and construed in accordance with New York law, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

4.5.          Counterparts.  This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

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IN WITNESS WHEREOF, the Company and the Holders have caused this Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

IMS HEALTH INCORPORATED

By:	/s/ Jeffrey Ford
Name:	Jeffrey Ford
Title:	VP & Treasurer

HOLDERS:

The foregoing is agreed

to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Director

METLIFE INVESTORS INSURANCE COMPANY

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Director

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ R. Edward Ferguson
Name:	R. Edward Ferguson
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By:	/s/ R. Edward Ferguson
Name:	R. Edward Ferguson
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT

By:	/s/ R. Edward Ferguson
Name:	R. Edward Ferguson
Title:	Managing Director

SUNAMERICA LIFE INSURANCE COMPANY

FIRST SUNAMERICA LIFE INSURANCE COMPANY

AIG SUNAMERICA LIFE ASSURANCE COMPANY
NON-UNIONIZED

BY:        AIG Global Investment Corp.,
investment advisor

By:	/s/ Peter DeFazio
Name:	Peter DeFazio
Title:	Vice President

THE TRAVELERS INSURANCE COMPANY

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Director

THE TRAVELERS LIFE AND ANNUITY COMPANY

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Director

PRIMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:
Name:
Title: